Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, William B. Hayes and F. Samuel Eberts III, or each of them, as the true and lawful agents and attorneys-in-fact, of the undersigned with full power and authority in said agents and attorneys-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statements on Forms S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statements, relating to securities of the Corporation acquired under or to be offered under the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan or the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, as herein authorized.

Name and Title	Date

/s/ David P. King	May 1, 2012
David P. King
President, Chief Executive Officer and Chairman of the Board of Directors

/s/ William B. Hayes	May 1, 2012
William B. Hayes
Executive Vice President, Chief Financial Officer and Treasurer

/s/ Kerrii B. Anderson	May 1, 2012
Kerrii B. Anderson
Director

/s/ Jean-Luc Bélingard	May 1, 2012
Jean-Luc Bélingard
Director

/s/ N. Anthony Coles, Jr., M.D.	May 1, 2012
N. Anthony Coles, Jr., M.D.
Director

/s/ Wendy E. Lane	May 1, 2012
Wendy E. Lane
Director

/s/ Thomas P. Mac Mahon	May 1, 2012
Thomas P. Mac Mahon
Director

/s/ Robert E. Mittelstaedt, Jr.	May 1, 2012
Robert E. Mittelstaedt, Jr.
Director

/s/ Arthur H. Rubenstein, MBBCh	May 1, 2012
Arthur H. Rubenstein, MBBCh
Director

/s/ M. Keith Weikel, Ph.D.	May 1, 2012
M. Keith Weikel, Ph.D.
Director

R. Sanders Williams, M.D.
Director